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                                                                     EXHIBIT 5.1

October 4, 1999



The Dow Chemical Company
2030 Dow Center
Midland, Michigan 48674

Ladies and Gentlemen:

     I am Vice President, General Counsel and Secretary of The Dow Chemical Company, a Delaware corporation (the "Company"). I have supervised the legal and corporate proceedings of the Company in connection with the proposed issuance from time to time of up to an aggregate amount of U.S. $2,500,000,000 of the following types of securities:

          1. up to $1,650,000,000 of the Company's common stock, par value $2.50 per share (the "Common Stock");

          2. up to $1,650,000,000 of the Company's preferred stock, par value $1.00 per share (the "Preferred Stock");

          3. up to $1,650,000,000 of warrants to purchase Common Stock (the "Common Stock Warrants"), which would be issued under a stock warrant agreement to be entered into between the Company and a warrant agent selected by the Company (the "Common Stock Warrant Agreement");

          4. up to $1,650,000,000 of warrants to purchase Preferred Stock (the "Preferred Stock Warrants"), which would be issued under a stock warrant agreement to be entered into between the Company and a warrant agent selected by the Company (the "Preferred Stock Warrant Agreement");

          5. up to $2,500,000,000 of the Company's debt securities (the "Debt Securities"), which would be issued under an Indenture, dated as of April
     1, 1992, as supplemented by a Supplemental Indenture, dated as of January
     1, 1994, and a Second Supplemental Indenture, dated as of October 1, 1999, between the Company and Bank One, NA (formerly, The First National Bank of Chicago), as trustee (collectively, the "Indenture"); and
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          6.   up to $2,500,000,000 of warrants to purchase Debt Securities (the
     "Debt Securities Warrants"), which would be issued under a debt warrant agreement to be entered into between the Company and a warrant agent selected by the Company (the "Debt Warrant Agreement") (the Common Stock, Preferred Stock, Common Stock Warrants, Preferred Stock Warrants, Debt Securities and Debt Securities Warrants may be referred to collectively as, the "Company Securities").

The Company's board of directors has taken and will take from time to time corporate action relating to the issuance of the Company Securities (the "Corporate Proceedings"). Certain terms of the Common Stock Warrants, Preferred Stock Warrants, Debt Securities and Debt Securities Warrants may be established by certain officers of the Company who will be authorized by the Corporate Proceedings. In rendering the opinions expressed below, I have supervised the examination of (a) the Restated Certificate of Incorporation of the Company and all amendments thereto; (b) the Bylaws of the Company and all amendments thereto; (c) the Form S-3 Registration Statement pursuant to which the Company Securities are to be registered under the Securities Act of 1933, as amended;
(d) resolutions of the board of directors of the Company; and (e) such other documents, corporate records and instruments as I have deemed necessary or advisable for the purpose of this opinion.

     Based on the foregoing, and subject to the qualifications hereinafter set forth, it is my opinion that:

          1. the Common Stock to be issued is duly authorized for issuance and, upon completion of the Corporate Proceedings, when issued and delivered in accordance with such Corporate Proceedings will be legally issued, fully paid and nonassessable;

          2. the Preferred Stock to be issued is duly authorized for issuance and, upon completion of the Corporate Proceedings, when issued and delivered in accordance with such Corporate Proceedings will be legally issued, fully paid and nonassessable;

          3. the Common Stock to be issued upon exercise of the Common Stock Warrants, when issued and delivered in accordance with the Corporate Proceedings and the Common Stock Warrant Agreement, will be legally issued, fully paid and nonassessable;

          4. the Preferred Stock to be issued upon exercise of the Preferred Stock Warrants, when issued and delivered in accordance with the Corporate Proceedings and the Preferred Stock Warrant Agreement, will be legally issued, fully paid and nonassessable;
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          5.   assuming the proper execution of the Indenture by all required signatories other than the Company, the Indenture is a valid and binding instrument and, upon the completion of the Corporate Proceedings and the authentication, sale and delivery of the Debt Securities, the Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture, including such terms as are established pursuant to the Corporate Proceedings (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

          6. assuming the proper execution of the Common Stock Warrant Agreement by all required signatories other than the Company, upon execution of the Common Stock Warrant Agreement by all required signatories, the Common Stock Warrant Agreement will be a valid and binding instrument and, upon the completion of the Corporate Proceedings and the authentication, sale and delivery of the Common Stock Warrants, the Common Stock Warrants will be legal, valid and binding obligations of the Company, entitled to the benefits of the Common Stock Warrant Agreement, including such terms as are established pursuant to the Corporate Proceedings (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

          7. assuming the proper execution of the Preferred Stock Warrant Agreement by all required signatories other than the Company, upon execution of the Preferred Stock Warrant Agreement by all required signatories, the Preferred Stock Warrant Agreement will be a valid and binding instrument and, upon the completion of the Corporate Proceedings and the authentication, sale and delivery of the Preferred Stock Warrants, the Preferred Stock Warrants will be legal, valid and binding obligations of the Company, entitled to the benefits of the Preferred Stock Warrant Agreement, including such terms as are established pursuant to the Corporate Proceedings (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).
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          8.   assuming the proper execution of the Debt Warrant Agreement by all required signatories other than the Company, upon execution of the Debt Warrant Agreement by all required signatories, the Debt Warrant Agreement will be a valid and binding instrument and, upon the completion of the Corporate Proceedings and the authentication, sale and delivery of the Debt Warrants, the Debt Warrants will be legal, valid and binding obligations of the Company, entitled to the benefits of the Debt Warrant Agreement, including such terms as are established pursuant to the Corporate Proceedings (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

I am admitted to practice law in the State of Michigan, and I do not purport to be an expert on, or to express any opinion concerning, matters under or involving any law other the law of the State of Michigan, the General Corporation Law of the State of Delaware and applicable federal law of the United States of America. For purposes of any opinion with respect to documents governed, or to be governed, by New York or any other state law, I have assumed that the law of the State of Michigan is identical to the law of the State of New York or such other state. The opinions expressed in this letter are based upon the laws in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should such laws be changed by legislative action, judicial decision, or otherwise.

I hereby consent to the filing of this opinion as an exhibit to the Company's Form S-3 Registration Statement and to the reference to me under the caption "Legal Matters" in the Registration Statement.

Very truly yours,


/s/ John Scriven
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John Scriven
Vice President, General Counsel
 and Secretary